UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 14, 2007 (March 8, 2007)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(d)            Election of Stanley R. Zax to the Board of Directors

            On March 8, 2007, the Board of Directors of the Company, acting upon the recommendation of the Nominating Committee, approved the election of Mr. Stanley R. Zax to the Board of Directors.

            There was no arrangement or understanding between Mr. Zax and any other person pursuant to which Mr. Zax was elected as a director.  Upon his election, Mr. Zax was not appointed to any committee of the Board of Directors.  The Company expects that Mr. Zax will be appointed to one or more Board committees in the future.

            There are no family relationships between Mr. Zax and any of the Company's directors or officers.  There have been no transactions or series of similar transactions of the type required to be described under Section 404(a) of Regulation S-K between the Company (including its subsidiaries) and Mr. Zax since January 1, 2006, nor are any such transactions currently proposed.  Mr. Zax received 5,000 restricted shares of Class A common stock of the Company upon his election to the Board under the terms of the 2003 Directors’ Stock Award Plan, as amended.  The shares are restricted from disposition or transfer for a five-year period with the restrictions lapsing as to one-fifth of the shares covered by the grant on each of the next five anniversaries of the grant date.  A press released, issued by the Company announcing Mr. Zax’ election to the Board on March 8, 2007, is attached hereto as Exhibit 99, and is incorporated by reference herein.

(e)        Entry into ordinary course named executive officer compensation actions

            On March 8, 2007, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company approved the earnings per share number used to determine the awards for 2006 under the Company’s Management Incentive Bonus Programs (the “MIBPs”).  The 2006 awards had been previously approved by the Compensation Committee of the Board, subject to the approval of the Audit Committee of the earnings per share numbers.

            The amounts of the 2006 awards made to the named executive officers are as follows:  Martin Weinstein, Vice Chairman and Chief Executive Officer, $651,919; John J. Dowling, III, Senior Vice President, Legal, $223,930; and Robert F. Ellis, Senior Vice President, Specialty Chemicals, £77,500 (which is equivalent to $149,575 at an exchange rate of 1.93 as of the date of approval).  Annual bonuses are paid to the named executive officers in 2007 for performance during 2006.  The estate of Mr. Norman Alexander, former Executive Chairman of the Company, was paid $1,378,714 under the terms of the MIBP.  Mr. Howard Leitner, former Senior Vice President, Finance of the Company, did not receive an award for 2006 as he retired on January 25, 2006.  Mr. John Quicke, former Vice Chairman and Executive Officer of the Company, did not receive an award for 2006 as he separated from service on March 5, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)                        Exhibits.  The following exhibits are filed herewith and incorporated herein by reference:

                                                99.                        Press release of Registrant dated March 8, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By:                        /s/Kenneth J. Binder

                        Name:            Kenneth J. Binder

                        Title:            Executive Vice President and
Chief Financial Officer

Date:  March 14, 2007